                                                                    Exhibit 99.3

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)


                                                                   Charged to
                                        Balance at     Charged to  Other
                                        Beginning of   Costs and   Accounts      Deductions      Balance at
Description                             Period         Expenses    Describe      Describe        End of Period
-----------                             ------------   ----------  ----------    ----------      -------------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
  Year ended September 30, 2001 ...     $         68   $       97  $       --  $       42(b)   $         123
  Year ended September 30, 2000 ...               28          233          --         193(b)              68
  Year ended September 30, 1999 ...               --           31         313(a)      316(b)              28

VALUATION ALLOWANCE ON DEFERRED TAX ASSET:
  Year ended September 30, 2001 ...     $     49,082   $  42,863   $       --  $       --      $      91,945
  Year ended September 30, 2000 ...           22,465      26,617           --          --             49,082
  Year ended September 30, 1999 ...            7,277      15,188           --          --             22,465

NET ASSETS ASSOCIATED WITH INTELLIGENT COMMUNICATIONS, INC. DISCONTINUED OPERATIONS:
  Year ended September 30, 2001 ...     $         --   $  29,557   $       --  $   28,155(d)   $       1,402

NET LIABILITIES ASSOCIATED WITH AERZONE CORPORATION DISCONTINUED OPERATIONS:
  Year ended September 30, 2001 ...     $     18,884   $  14,906   $       --  $   31,694(d)   $       2,096
  Year ended September 30, 2000 ...               --      42,200           --      23,316(c)          18,884

NET LIABILITIES ASSOCIATED WITH ISP CHANNEL, INC. DISCONTINUED OPERATIONS:
  Year ended September 30, 2001 ...     $     37,711   $ (10,008)  $       --  $   25,640(d)   $       2,063
  Year ended September 30, 2000 ...               --      97,200           --      59,489(c)          37,711

RESTRUCTURING RESERVE SOFTNET SYSTEMS, INC.
  Year ended September 30, 2001 ...     $         --   $   3,900   $       --  $    2,660(d)   $       1,240

(a) Reserve acquired related to Intelligent Communications, Inc. acquisition.
(b) Amounts written off, net of recoveries.
(c) Amounts written off.
(d) Amounts written off and payments applied, net of receipts.

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